TOUCHSTONE STRATEGIC TRUST
AMENDMENT TO RESTATED AGREEMENT AND
DECLARATION OF TRUST

WHEREAS, the Trustees of Touchstone Strategic Trust (the “Trust”) then in office, acting pursuant to Sections 4.1 and 7.3 of the Trust’s Restated Agreement and Declaration of Trust dated May 19, 1993, as amended (the “Declaration”), have heretofore from time to time amended the Declaration in order to establish and designate or classify or reclassify or terminate series of the Trust in addition to those series initially established and designated under Section 4.2 of the Declaration, each such series referred to herein as a “Series”;

WHEREAS, the Trustees of the Trust then in office, acting pursuant to Sections 4.1 and 7.3 of the Declaration, have heretofore from time to time amended the Declaration in order to divide each such Series into one or more sub-series, referred to herein as a “Class”;

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.1 of the Declaration, do hereby establish and designate two additional Series of the Trust, each authorized to issue an unlimited number of Shares, and each to be considered for all purposes under the Declaration as “Series” and to have all the rights and privileges of a “Series” as specified in said Declaration: Touchstone Large Company Growth Fund, and Touchstone Global Growth Fund; and further, each such additional Series is hereby divided into the following Classes of Shares, each with an unlimited number of shares as follows: Class A, Class C, Class Y and Institutional;

WHEREAS, the Trustees further desire to confirm hereby the prior establishment and designation of the Series and Classes of the Trust:

NOW THEREFORE, the Trustees hereby confirm, effective as of this ___ day of May, 2016, that the following Series and Classes of the Trust have been established and designated in accordance with the terms of the Declaration and are outstanding as of the date hereof:

Share Classes
Series Name	A	B	C	Y	Institutional
Touchstone Controlled Growth with Income Fund	A	—	C	Y	—
Touchstone Credit Opportunities Fund	A	—	C	Y	I
Touchstone Dynamic Diversified Income Fund	A	—	C	Y	—
Touchstone Dynamic Equity Fund	A	—	C	Y	I
Touchstone Dynamic Global Allocation Fund	A	—	C	Y	—
Touchstone Flexible Income Fund	A	—	C	Y	I
Touchstone Focused Fund	A	—	C	Y	I
Touchstone Global Growth Fund	A	—	C	Y	I]
Touchstone Growth Opportunities Fund	A	—	C	Y	I
Touchstone International Growth Fund	A	—	C	Y	I
Touchstone International Small Cap Fund	A	—	C	Y	I
Touchstone International Value Fund	A	—	C	Y	I
Touchstone Large Cap Fund	A	—	C	Y	I
Touchstone Large Company Growth Fund	A	—	C	Y	I
Touchstone Mid Cap Growth Fund	A	B	C	Y	I
Touchstone Sands Capital Emerging Markets Growth Fund	—	—	—	Y	I
Touchstone Small Cap Growth Fund	A	—	C	Y	I
Touchstone Small Cap Value Opportunities Fund	A		C	Y	I
Touchstone Sustainability and Impact Equity Fund	A	B	C	Y	I
Touchstone Value Fund	A	—	C	Y	I

And further confirm that:

1. Each Share of each Series and each Class thereof are entitled to all, the rights and preferences accorded to Shares under the Declaration;

2. The number of authorized Shares of each Series and each Class thereof is unlimited;

3. The relative rights and preferences as between the different Series of Shares as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversions rights, and conditions under which the several Series shall have separate voting rights or no voting rights, are as described in the prospectus and statement of additional information contained in the Trust’s currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (the “Prospectus”);

4. All Shares of each Series are of equal rank and have the same powers, preferences and rights, except for such differences among such Classes as the Trustees have from time to time determined in accordance with the Declaration, and as are set forth from time to time in the Prospectus pertaining to the offering of such Class or Classes;

5. The designation of any Series or Class hereby shall not impair the power of the Trustees from time to time to designate, classify or reclassify additional Series or Classes of Shares of the Trust in accordance with the Declaration.

[signature page follows]

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees hereunto set their hand as of the 19th day of May, 2016.

_/s/Phillip R. Cox_____________________ Phillip R. Cox	_/s/Jill T. McGruder_____________________ Jill T. McGruder
_/s/William C. Gale__________________ William C. Gale	_/s/ Kevin A. Robie_____________________ Kevin A. Robie
_/s/Susan J. Hickenlooper_______________ Susan J. Hickenlooper	_/s/Edward J. VonderBrink______________ Edward J. VonderBrink